UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed by Pharmacopeia, Inc. on September 24, 2008 (the “Original 8-K”) to file copies of the Agreement and Plan of Merger and Amendment to Rights Agreement as Exhibits 2.1 and 4.1, respectively, and to make certain changes to the descriptions of those agreements contained in Item 1.01 of the Original 8-K.  Item 9.01 has also been updated to include the additional Exhibits.

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2008, Pharmacopeia, Inc. (the “Company”) entered into an Agreement and Plan of Merger with Ligand Pharmaceuticals Incorporated (“Ligand”), Marguax Acquisition Corp., a wholly owned subsidiary of Ligand (“Merger Sub 1”) and Latour Acquisition, LLC, a wholly owned subsidiary of Ligand (“Merger Sub 2”) (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Merger Sub 1, with the Company continuing as the surviving entity (the “Intermediate Surviving Corporation”) and immediately thereafter the Intermediate Surviving Corporation will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (collectively, the “Merger”).  The Company’s and Ligand’s Boards of Directors have each approved the Merger and the Merger Agreement.

                Under the terms of the Merger Agreement, Ligand will issue to the Company’s stockholders 17.6 million Ligand shares, subject to specified adjustments as provided therein. The Merger Agreement includes a collar provision that provides for a fixed exchange ratio within a stock price range of Ligand common stock of $3.00 and $3.75. At Ligand stock prices greater than $3.75 but not greater than $4.50, the value of the transaction is fixed at $66 million.  At Ligand stock prices greater than $4.50, the number of Ligand shares to be issued to the Company’s stockholders is reduced to 14.7 million.  At Ligand stock prices below $3.00, the value of the transaction is fixed at $52.8 million, including cash consideration at varying stock price levels.  If Ligand’s stock price is below $2.38, the number of Ligand shares to be issued to the Company’s stockholders would not be greater than 18.0 million, and the Company’s stockholders would receive cash of $10 million in the aggregate.  The number of shares issuable is subject to potential adjustments as provided in the Merger Agreement. In addition, the Company’s stockholders will receive one contigent value right (“CVR”) for each share of the Company’s common stock held by each such stockholder, which rights are subject to the terms and conditions of the Contingent Value Rights Agreement described below.

                The Company has made customary representations, warranties and covenants in the Merger Agreement. Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and Merger by the stockholders of the Company, (ii) absence of any law or order prohibiting the consummation of the Merger, (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iv) subject to certain exceptions, the accuracy of the representations and warranties and (v) the absence of any material adverse effect on the Company.

                The Merger Agreement contains certain termination rights for both the Company and Ligand, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Ligand a termination fee of $3,375,000 and reimburse Ligand for certain of its actual documented reasonable expenses, subject to a cap of $1,400,000.

                At the closing of the Merger, the Company, Ligand and a rights agent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement. The CVR Agreement sets forth the rights that former Company stockholders will have with respect to each CVR to be held by them after the closing of the Merger. The CVR Agreement provides for the payment of an aggregate of $15 million in cash payable to the holders of the CVRs if, on or prior to December 31, 2011, Ligand enters into a license or sale agreement related to DARA (as defined in the CVR Agreement) or any other agreement for the development, marketing or sale of DARA, or any option to enter into such agreement, with any party other than Bristol-Myers Squibb Company or any of its affiliates.

                The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Cautionary Statements

                The Merger Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Current Report on Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

                The representations, warranties, covenants and agreements made by the parties in the Merger Agreement are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing maters as facts.

Amendment to Rights Agreement

                On September 24, 2008, in connection with the Merger Agreement, an Amendment (the “Amendment”) to the Rights Agreement, dated April 30, 2004, between the Company and American Stock & Transfer Company, as rights agent (the “Rights Agreement”), was executed. The Amendment provides, among other things, that Section 7(a) of the Rights Agreement is amended so that the Rights (as such term is defined in the Rights Agreement) will expire at or prior to the earliest of (i) April 30, 2014, or such later date as may be established by the Company’s board of directors prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed as provided in the Rights Agreement, (iii) the time at which such Rights are exchanged as provided in the Rights Agreement or (iv) immediately prior to the effective time of the Merger.

                In addition, the Amendment provides that none of the Parent Parties (as such term is defined in the Amendment) shall be deemed to have become an Acquiring Person (as such term is defined in the Rights Agreement) and no holder of Rights shall be entitled to exercise such Rights solely by reason of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of common stock of the Company pursuant to the Merger or the Merger Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

                The description of the Amendment to Rights Agreement set forth above under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

                On September 24, 2008, the Company issued a joint a press release with Ligand regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 24, 2008, the Company and Ligand hosted a conference call to discuss the matters described in 1.01 of this Current Report on Form 8-K. A copy of the presentation materials used on that call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information About Proposed Transaction

                Ligand intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which will include a proxy statement of the Company and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the Company’s stockholders. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Company, Ligand and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Ligand or the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to Ligand’s Investor Relations website at www.ligand.com. Investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations page on its corporate website at www.pharmacopeia.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

                The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2008 annual meeting of stockholders, which was filed with the SEC on March 24, 2008. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed transaction by reading the proxy statement regarding the Merger, which will be filed with the SEC.

                Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 29, 2008, and annual report on Form 10-K filed with the SEC on March 5, 2008.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements as defined by the federal securities laws which are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the Merger. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number

2.1	Agreement and Plan of Merger, dated September 24, 2008

4.1	Amendment to Rights Agreement, dated September 24, 2008

99.1	Press Release, dated September 24, 2008 (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)

99.2	Presentation Materials (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas, Executive Vice President, Corporate Development, General Counsel and Secretary

Date: September 25, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 24, 2008

4.1	Amendment to Rights Agreement, dated September 24, 2008

99.1	Press Release, dated September 24, 2008 (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)

99.2	Presentation Materials (incorporated by reference to the same numbered exhibit filed with the registrant’s Current Report on Form 8-K dated September 24, 2008)